UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2007

ANGELICA CORPORATION
(Exact name of registrant as specified in its charter)

Missouri	1-5674	43-0905260
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri	63017-3406
(Address of principal executive offices)	(Zip Code)

(314) 854-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Angelica Corporation (the "Company") has furnished with this Form 8-K a slide presentation that it intends to use from time to time in conferences and discussions with securities analysts, stockholders and others interested in the Company.  In light of the fact that the Company has recently announced its intent to sell or close its Edison, New Jersey service center and consolidate from nine markets into eight markets, certain of the slides in the attached presentation present historical financial and operating results and statistics for the first half of 2007 and 2006 that reflect both the  historical results as previously reported under United States generally accepted accounting principles as well as those results eliminating the revenues and expenses attributable to the Edison, New Jersey facility.  The slide presentation is furnished on Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

                             The information contained in this Item 7.01, including the information set forth in Exhibit 99.1 which is incorporated herein by reference, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, unless the Company specifically incorporates the information by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

99.1 Slide presentation of Angelica Corporation

*            *          *

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 11, 2007

ANGELICA CORPORATION

By: /s/ James W. Shaffer
James W. Shaffer
Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide Presentation of Angelica Corporation